FUND ACCOUNTING AGREEMENT



         AGREEMENT made this 31st day of May, 1995 between THE VICTORY PORTFOLIOS (the "Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin- Granville Road, Columbus, Ohio 43229, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229.

         WHEREAS, the Trust desires that BISYS perform certain fund accounting services for each investment portfolio of the Trust identified on Schedule A hereto (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AND FUND ACCOUNT. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                  a. Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                  b.  General  and  auxiliary  ledgers   reflecting  all  asset,
liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

                  c. Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

                  d. A monthly trial balanced of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the Trust, and BISYS agrees to make such books and records available for inspection by the Trust or by the Securities and Exchange commission at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly-constituted authorities or court process, or when requested by the Trust.

         In addition to the maintenance of the books and records specified above, BISYS shall perform the following account services daily for each Fund:

               a.   Calculate the net asset value per Share;

               b. Calculate the dividend and capital gain distribution, if any;

               c.   Calculate the yield;

               d.   Provide the following reports:

                    (i)  a current security position report;

                    (ii) a summary report of transactions and pending maturities
                         (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

                   (iii) a  current  cash  position   report   (including   cash
                         available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases);

               e. Such other similar services with respect to a Fund as may be reasonable requested by the Trust.

         2. COMPENSATION. See Schedule B attached.

         3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (the "Effective Date").

         4. TERM. This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided herein, shall continue as to a particular Fund until May 31, 1996 and thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of one year; provided, that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of (i) the Trust's Board of Trustees or (ii) a majority of the outstanding voting securities of such Fund. This Agreement is terminable with respect to a Fund (a) if its continuance is not approved in the manner described in this Section 4, (b) upon mutual agreement of the parties, or
(c) for "cause" (as defined below) by the party alleging cause upon the provision of sixty days' notice. After such termination, for so long as BISYS, with the written consent of the Trust, in fact


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

continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust, in addition to the compensation described under Section 2 hereof, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents, or any copies thereof. Subsequent to such termination for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.

         For purposes of this Agreement, "cause" shall mean (i) willful misfeasance, bad faith, negligence, abandonment, or reckless disregard on the part of either party with respect to its obligations and duties set forth herein; (ii) regulatory, administrative, or judicial action initiated against either party with regard to the violation of any rule, regulation, order, or law; (iii) the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitalization of such party as an ongoing business; (iv) financial difficulties on the part of either party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the modification or alternation of the rights of creditors; (v) an assignment (as that term is defined in the Investment Company Act of 1940) of this Agreement; or (vi) any circumstance which substantially impairs the performance of either party's obligations and duties as contemplated herein.

         5. STANDARD OF CARE; INDEMNIFICATION. BISYS shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Trust for any action taken or omitted by BISYS in the absence of bad faith, willful misconduct or negligence. BISYS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. A Fund agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or non-actions with respect to the performance of services under this Agreement with respect to such Fund or based,


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

if applicable, upon information, instructions or requests with respect to such Fund given or made to BISYS by an officer of the Trust thereunto duly authorized; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own willful misconduct or negligence, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, BISYS shall give the Trust written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.

         6. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         7. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party.

         8. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         9. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                 THE VICTORY PORTFOLIOS


                                                 By:/s/ J. David Huber
                                                    ---------------
                                                 Title: Vice President


                                                 BISYS FUND SERVICES OHIO, INC.


                                                 By:/s/ Stephen Mintos
                                                    ------------------
                                                 Title: Executive Vice President


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

                               Amended Schedule A
                        to the Fund Accounting Agreement
           between the Victory Portfolios (formerly the Society Funds)
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of May 31, 1995



Name of Portfolio

Victory Balanced Fund
Victory Diversified Stock Fund
Victory Government Mortgage
Fund Victory Growth Fund
Victory Intermediate Income Fund
Victory  International Growth Fund
Victory  Investment  Quality  Bond Fund
Victory  Limited Term Income Fund
Victory Ohio  Municipal  Bond Fund
Victory Ohio Regional Stock Fund
Victory Prime  Obligations  Fund
Victory  Special Growth Fund
Victory Special Value Fund
Victory Stock Index Fund
Victory Tax-Free Money Market Fund
Victory U.S. Government Obligations Fund
Victory Value Fund

Victory Financial  Reserves Fund
Victory Fund for Income Fund
Victory Government Bond Fund
Victory  Institutional  Money Market Fund
Victory  National  Municipal Bond Fund
Victory New York  Tax-Free  Fund
Victory Ohio  Municipal  Money Market Fund

Victory Convertible Securities Fund
Victory Florida Tax-Free Bond Fund
Victory Municipal Bond Fund
Victory Short Term Government Income Fund


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



                                                THE VICTORY PORTFOLIOS


                                                By:/s/ J. David Huber
                                                --------------------------------
                                                Title: Vice President



                                                BISYS FUND SERVICES OHIO, INC.


                                                By:/s/ Stephen Mintas
                                                --------------------------------
                                                Title: Executive Vice President


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


                               Amended Schedule A
                        to the Fund Accounting Agreement
                         between the Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                          Dated as of February 19, 1997


Name of Portfolio

Victory Balanced Fund
Victory Diversified Stock Fund
Victory Government Mortgage Fund
Victory Growth Fund
Victory Intermediate Income Fund
Victory  International Growth Fund
Victory  Investment Quality Bond Fund
Victory Lakefront Fund
Victory Limited Term Income Fund
Victory Ohio  Municipal Bond Fund
Victory Ohio Regional Stock Fund
Victory Prime  Obligations  Fund
Victory  Special Growth Fund
Victory Special Value Fund
Victory Stock Index Fund
Victory Tax-Free Money Market Fund
Victory U.S. Government Obligations Fund
Victory Value Fund

Victory Financial  Reserves Fund
Victory Fund for Income
Victory Government Bond Fund
Victory  Institutional  Money Market Fund
Victory  National  Municipal Bond Fund
Victory New York Tax-Free Fund
Victory Ohio Municipal Money Market Fund

Victory Convertible Securities Fund
Victory Florida Tax-Free Bond Fund
Victory Municipal Bond Fund
Victory Short Term Government Income Fund

                               Amended Schedule A
                        to the Fund Accounting Agreement
                         between the Victory Portfolios
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of March 2, 1998


Name of Portfolio

1.  Victory Balanced Fund
2.  Victory Diversified Stock Fund
3.  Victory Government Mortgage Fund
4.  Victory Growth Fund
5.  Victory Intermediate Income Fund
6.  Victory International Growth Fund
7.  Victory Investment Quality Bond Fund
8.  Victory Lakefront Fund
9.  Victory Limited Term Income Fund
10. Victory Ohio Municipal Bond Fund
11. Victory Ohio Regional Stock Fund
12. Victory Prime Obligations Fund
13. Victory Real Estate Investment Fund
14. Victory Special Growth Fund
15. Victory Special Value Fund
16. Victory Stock Index Fund
17. Victory Tax-Free Money Market Fund
18. Victory U.S. Government Obligations Fund
19. Victory Value Fund

20. Victory Financial Reserves Fund
21. Victory Fund for Income
22. Victory Institutional Money Market Fund
23. Victory National Municipal Bond Fund
24. Victory New York Tax-Free Fund
25. Victory Ohio Municipal Money Market Fund

26. Victory Federal Money Market Fund
27. Victory Convertible Securities Fund
28. Victory LifeChoice Conservative Investor Fund
29. Victory LifeChoice Growth Investor Fund
30. Victory LifeChoice Moderate Investor Fund

                                   Schedule B

                               VICTORY PORTFOLIOS
                         BISYS FUND SERVICES OHIO, INC.
                             Date as of May 31, 1995


Fund accounting fees will be determined based on a combination of asset-based charges (subject to minimums), transaction charges, and out-of-pocket expenses. Asset-based fees are accrued daily upon average total net assets of a Fund.

     Asset charges per Fund - Annually

              Net Assets                     Amounts
              First $100 Million             .03%
              Next  $100 Million             .02%
              Over  $200 Million             .01% for all Funds other than
                                             money market Fund; money market
                                             Fund will have no incremental
                                             asset charge when net assets
                                             exceed $500 million ($80,000
                                             asset charge cap for each money
                                             market Fund)

Minimum Monthly Asset Charge

         The above charge will be subject to a minimum  monthly amount of $2,500
         per  taxable   Fund,   $2,917  per  tax-free   Fund,   and  $3,333  per
         international Fund.

Transaction Charges per Fund

         $5 per security transaction (including foreign exchanges, patents, corporate actions, and margin payments).

Multiple Class Charges

         A $833 per month charge will be assessed for each class of shares after the first class. This is separate from and in addition to other charges and the minimum charge.

Out-of-Pocket Expenses

         Out-of-pocket expenses incurred on behalf of the Fund will be billed monthly and include, but not limited to:
         o        Payment to pricing or corporate actions vendors
         o Costs in obtaining prices for non-exchange traded securities
         o        Postage and communication (wires, modem fees)
         o        Courier expenses
         o        Microfilming, archiving, etc.


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

                                                THE VICTORY PORTFOLIOS


                                                By:/s/ J. David Huber
                                                --------------------------------
                                                Title: Vice President



                                                BISYS FUND SERVICES OHIO, INC.


                                                By:/s/ Stephen Mintos
                                                --------------------------------
                                                Title: Executive Vice President


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

                             Schedule B (Additional)
                        to the Fund Accounting Agreement
                between The Victory Portfolios (LifeChoice Funds)
                       and BISYS Fund Services Ohio, Inc.
                            Dated as of March 2, 1998


         Fund accounting fees will be determined based on a combination of asset-based charges (subject to minimums), transaction charges, and out-of-pocket expenses. Asset-based fees are accrued daily upon average total net assets of a Fund.

Asset charges per Fund - Annually

         Net Assets                               Amounts

         First $100 Million                       .02%
         Over  $100 Million                       .01% (60,000 asset charge cap
                                                  for each LifeChoice Fund)


Minimum Monthly Asset Charge

         The above charge will be subject to a minimum monthly amount of $1,666.66 per taxable Fund.

Transaction Charges per Fund

         $5 per security transaction (including foreign exchanges, patents, corporate actions, and margin payments).

Multiple Class Charges

         A $833 per month charge will be assessed for each class of shares after the first class. This is separate from and in addition to other charges and the minimum charge.

Out-of-Pocket Expenses

         Out-of-pocket expenses incurred on behalf of the Fund will be billed monthly and include, but not limited to:
         o        Payment to pricing or corporate actions vendors
         o Costs in obtaining prices for non-exchange traded securities
         o        Postage and communication (wires, modem fees)
         o        Courier expenses
         o        Microfilming, archiving, etc.